EXHIBIT 10.1

                 SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

          THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of February 17, 2009, is made with respect to the LOAN AND SECURITY AGREEMENT, dated as of July 26, 2005 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement"), between WELLS FARGO RETAIL FINANCE, LLC (herein, the "Lender"), a Delaware limited liability company with offices at One Boston Place, 18th Floor, Boston, Massachusetts 02109, and BLUEFLY, INC. (the "Borrower"), a Delaware corporation with its principal executive offices at 42 West 39th Street, New York, New York 10018.

                                    RECITALS:

        A. The Borrower has requested that the Lender amend the definition of "Cash Dominion Event" and certain other provisions of the Loan Agreement.

        B. The Lender has agreed to amend the definition of "Cash Dominion Event" and certain other provisions of the Loan Agreement, subject to the terms and conditions set forth in this Amendment.

        In consideration of the mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

        SECTION 1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

        SECTION 2. Amendments to Loan Agreement. The provisions of the Loan Agreement are hereby amended as follows:

        2.1  Article 1 of the Loan Agreement is hereby amended as follows:

             2.1.1 The definition of "Cash Dominion Event" contained therein is deleted in its entirety and replaced with the following:

             "Cash Dominion Event": The (i) Borrower has delivered to the Lender a request for a Revolving Credit Loan pursuant to Section 2.6 of this Agreement or has otherwise requested, or been deemed to have requested, a Revolving Credit Loan pursuant to the terms of this Agreement as a result of a drawing under any L/C which has not been reimbursed by the Borrower in accordance with the terms of this Agreement, (ii) Borrower has failed to maintain excess availability plus Qualified Cash in an amount greater than $2,000,000 for any period of ten (10) consecutive days or (ii) Borrower has failed to maintain Availability plus Qualified Cash in an amount greater than $1,000,000 on any day.

             2.1.2 The definition of "Libor Margin" contained therein is deleted in its entirety and replaced with the following:

             "Libor Margin": Three and one-quarter percent (3.25%).

             2.1.3 The definition of "Prime" contained therein is deleted in its entirety and replaced with the following:

             "Prime": The greater of (i) the LIBOR Rate or (ii) the Prime Rate announced from time to time by Wells Fargo Bank, N.A. (or any successor in interest to Wells Fargo Bank, N.A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Prime" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Prime Rate. Any change in "Prime" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Prime" is being set.

             2.1.4 The definition of "Prime Rate Margin" contained therein is deleted in its entirety and replaced with the following:

             "Prime Margin Rate":  The aggregate of Prime plus the Prime Margin.

             2.1.5 The following definitions are hereby added in alphabetical order to Article 1 of the Loan Agreement in appropriate alphabetical order:

             "Prime Margin": Three quarters of one percent (0.75%).

             "Qualified Cash": As of any date of determination, the amount of unrestricted cash of the Borrower (as reflected in the weekly Borrowing Base Certificate delivered by the Borrower pursuant to
             Section 5.4 of this Agreement), net of the amount of all outstanding checks, which cash is subject to a perfected first priority security interest in favor of the Lender and is not subject to any other Encumbrances.

        2.2  Article 2 of the Loan Agreement is hereby amended as follows:

             2.2.1 Sections 2.6(b)(i) and (ii) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

             (i) If such Revolving Credit Loan is to be, or is to be converted to, a Prime Margin Loan: By 11:30AM fifteen (15) Business Days before the subject Revolving Credit Loan is to be made or is to be so converted. Prime Margin Loans requested by the Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

             (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 1:00PM fifteen (15) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $250,000.00 and in increments of $50,000.00 in excess of such minimum.

             2.2.2 A new Section 2.15(B) is added to the Loan Agreement which reads as follows:

             2.15(B). Cash Dominion Activation Fee.

                    In  addition  to any  other  fee to be paid by the  Borrower hereunder, the Borrower shall pay the Lender a fee in the amount of $35,000.00 (the "Cash Dominion Activation Fee"), which shall be earned and payable in full immediately upon the occurrence of a Cash Dominion Event.

             2.2.3 Section 2.18(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                    (a) The Borrower shall pay to the Lender a fee, on account of L/C's, the issuance of which had been procured by the Lender, monthly in arrears, and on the Termination Date and on the End Date, equal to the following percentage per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid based upon the corresponding amount of Average Excess Availability, except that, following the occurrence and during the continuance of any Event of Default, such fee shall be increased by two percent (2%) per annum:

                         ------------------------------------------------------
                           Standby Fee                     Documentary Fee
                         ------------------------------------------------------
                              3.25%                            2.75%
                         ------------------------------------------------------

        2.3 Article 5 of the Loan Agreement is amended by replacing EXHIBIT 5.4(a) annexed thereto with EXHIBIT 5.4(a) annexed hereto.

        SECTION 3. Conditions Precedent. This Amendment shall not be effective until each of the following conditions have been satisfied, as determined by the Lender in its discretion:

        3.1 The Lender shall have received counterparts of this Amendment duly executed by each of the parties hereto.

        3.2 All corporate and shareholder action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Lender shall have been provided to the Lender.

        3.3 After giving effect to this Amendment, the representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

        3.4 After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

        3.5 The Borrower shall have paid to the Lender an amendment fee in the amount of $15,000.00 (the "Amendment Fee") in consideration for the amendment contained herein. The Amendment Fee shall be fully earned upon the date hereof, and shall not be subject to refund or rebate under any circumstances.

        3.6 The Borrower shall have paid in full all reasonable costs and expenses of the Lender (including, without limitation, reasonable attorneys' fees) in connection with the preparation, negotiation, execution and delivery of this Amendment.

        SECTION 4. Waiver of Claims.

        4.1 The Borrower, for itself and on behalf of its officers, directors, employees, attorneys, representatives, administrators, successors, and assigns hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, or its officers, directors, employees, attorneys, representatives, parent, affiliates, participants, successors, or assigns (collectively, "Credit Parties") with respect to the Liabilities, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Credit Party, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Credit Parties from any liability therefor.

        SECTION 5. Miscellaneous.

        5.1 Except as provided herein, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.

        5.2 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

        5.3 This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

        5.4 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE COMMONWEALTH OF MASSACHUSETTS.

                            [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:
                                       ---------

                                       BLUEFLY, INC.

                                       By: /s/ Kara B. Jenny
                                          ---------------------------------
                                       Name:   Kara B. Jenny
                                            -------------------------------
                                       Title:  Chief Financial Officer
                                             ------------------------------

                                       LENDER:
                                       -------

                                       WELLS FARGO RETAIL FINANCE, LLC

                                       By: /s/ Robert C. Chakarian
                                          ----------------------------
                                       Name: Robert C. Chakarian
                                            --------------------------
                                       Title: Vice President
                                             -------------------------

                                      S/1

                                 Exhibit 5.4(a)
                                 --------------

        Borrowing Base Certificate. The Borrower shall provide to the Lender on Wednesday of each week a signed Borrowing Base Certificate (in the form of EXHIBIT 5.4, as such form may be revised from time to time by Lender), which shall be for the immediately preceding fiscal week. Such Borrowing Base Certificate may be sent to the Lender electronically (with an electronic signature) or by facsimile transmission, provided that, in each case, upon request by the Lender, the original thereof is forwarded to the Lender on the date of such transmission. No adjustments to the Borrowing Base Certificate may be made without supporting documentation and such other documentation as may be reasonably requested by the Lender from time to time.

        Weekly Reporting. The Borrower shall provide to the Lender on Wednesday of each week, for the immediately preceding fiscal week, (i) a Stock Ledger DMMS Inventory Report which will include at a minimum sales, cost of goods sold, purchases, markdowns, and other adjustments to inventory (the Lender acknowledges that the Borrower's format in use on the Closing Date is acceptable) and (ii) a report of Qualified Cash balances.

                                 EXHIBIT 5.4(a)